UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2022

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-7660
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 25, 2022, the U.S. National Reconnaissance Office (NRO) awarded Maxar Intelligence Inc., a wholly owned subsidiary of Maxar Technologies Inc. (collectively, the “Company” or “Maxar”), a 10-year contract worth up to $3.24 billion, inclusive of a firm 5-year base contract commitment worth $1.5 billion and options worth up to $1.74 billion as part of the Electro-Optical Commercial Layer program (“EOCL Contract”). The EOCL contract will transition the imagery acquisition requirements currently addressed by the EnhancedView Follow-On contract (“EVFO Contract”) and, with this award, replaces that scope.

Under the EOCL Contract, Maxar will continue to provide high-resolution commercial satellite imagery services to the NRO for use across the U.S. defense and intelligence community. The EOCL Contract has an initial contract value of $1.5 billion with a 5-year base period of performance with the imagery acquisition portion beginning on June 15, 2022. This reflects a contractual commitment of just over $300 million for each of the first five years of the EOCL Contract to continue at a level comparable to services provided by Maxar under the EVFO Contract. The $300 million base period commitment provides NRO access to the current constellation, then access, at an equivalent level, to the Legion satellites and the related imagery archive after satellites in our current constellation are no longer operational. The EOCL Contract, however, is flexible and allows for growth to consider additional capacity from the Legion satellites when they are operational. Accordingly, the Company retains growth capacity from its Legion satellites for the NRO and other customers.

While the imagery acquisition portion of EVFO will be moved to EOCL, Maxar will continue to perform other awarded services on the EVFO contract through 2024, concurrent with the new EOCL Contract. The opportunity to increase services beyond the awarded amount is also built into the contract.

The EOCL Contract differs significantly from the EVFO Contract in that it is a 5-year commitment with option years, instead of a one-year commitment with option years, and in addition, EOCL has built-in flexibility to increase services.

For year five, the government has awarded a priced option for increased capabilities at a value of $40 million, bringing the potential value for year five to $340 million. For years six through ten, the government has awarded additional options with a potential annual value of up to $340 million.

The EOCL Contract is subject to risks and uncertainties that relate to all government contracts and as discussed in our Risk Factors set forth in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Also as was the case with both the EnhancedView (“EV”) and EVFO Contracts, the Company is required to meet certain quality assurance metrics under the EOCL Contract related to imagery delivery performance. If the Company does not meet the quality assurance requirements, it is subject to a performance penalty. The Company has a strong record of meeting performance requirements under the EV and EVFO Contracts, as demonstrated by the less than 0.03% of penalties incurred since 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 25, 2022	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary